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                                                                       Exhibit 5



August 14, 1996


Household Consumer Loan Corporation
1111 Town Center Drive
Las Vegas, Nevada  89134

Gentlemen:

I am the Vice President-Corporate Law of Household International, Inc., which is indirectly the owner of all of the issued and outstanding common stock of Household Consumer Loan Corporation, the originator of the Household Consumer Loan Deposit Trust I (the "Deposit Trust"). I refer to the combined Registration Statement, as amended, on Form S-1 (File No. 333-6047) and Form S-3, (File Nos. 333-6047-01 and 333-6047-02) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), pertaining to the Notes (as herein defined) and the Series 1996-2 Participation (as herein defined). Terms used herein that are not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (as defined below).

The Registration Statement relates to a financing program which involves the sale by the Subservicers to Household Consumer Loan Corporation and the transfer by Household Consumer Loan Corporation (the "Seller") to the Deposit Trust of revolving consumer credit line receivables (the "Receivables") originated or acquired by the Subservicers. The transfer to the Deposit Trust of the Receivables will be made in exchange for participation interests representing an undivided interest in the assets of the Deposit Trust, including the Receivables. One of these participation interests (the "Series 1996-2 Participation") will, at the direction of the Seller, be conveyed by the Deposit Trust to the Household Consumer Loan Trust 1996-2 (the "Issuer"), a statutory business trust established under
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August 14, 1996
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the laws of the State of Delaware pursuant to a Trust Agreement to be dated as of August 1, 1996 (the "Trust Agreement") between the Seller and The Chase Manhattan Bank Delaware, as trustee (the "Owner Trustee"). The Trust Agreement is filed as an Exhibit to the Registration Statement. The Series 1996-2 Participation will serve as collateral for the Notes to be issued pursuant to an Indenture to be dated as of August 1, 1996 between the Issuer and The Bank of New York, as trustee (the "Indenture Trustee"). The Indenture is also filed as an Exhibit to the Registration Statement. The Notes will be debt of the Issuer and will be offered pursuant to the Registration Statement. The Notes shall be issued in four classes under the Indenture and shall be the Class A-1, Class A-2 and Class A-3 Consumer Loan Asset-Backed Notes, Series 1996-2 (the "Class A Notes") and the Class B Consumer Loan Asset-Backed Notes, Series 1996-2 (the "Class B Notes"). The Deposit Trust was created pursuant to the Pooling and Servicing Agreement dated as of September 1, 1995, (as it may be amended from time to time, the "Pooling and Servicing Agreement") among the Seller, Household Finance Corporation ("HFC"), as Servicer, and The Chase Manhattan Bank, N.A. The Texas Commerce Bank National Association has succeeded The Chase Manhattan Bank, N.A., as Deposit Trustee under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is incorporated by reference as an Exhibit to the Registration Statement. The Series 1996-2 Participation will be issued pursuant to the Series 1996-2 Supplement to the Pooling and Servicing Agreement, a form of which is filed as an Exhibit to the Registration Statement.

I am, or attorneys under my supervision are, familiar with the proceedings to date with respect to the proposed offering and sale to the public of the Notes and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for the purposes of this opinion.

Based on the foregoing, it is my opinion that when:
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August 14, 1996
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                 1)       the Registration Statement shall have been declared
         effective by the Commission under the Act,

                 2) the Indenture, the Trust Agreement, the Pooling and Servicing Agreement and the Series 1996-2 Supplement pertaining to the Series 1996-2 Participation (the "Series 1996-2 Supplement") each shall be duly executed and delivered by the parties thereto,

                 3) the Series 1996-2 Participation shall have been duly issued by the Deposit Trust and authenticated by the Deposit Trustee in accordance with the Pooling and Servicing Agreement and the Series 1996-2 Supplement, and delivered by the Seller in accordance with the Trust Agreement,

                 4) the Notes shall have been duly issued by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture, and delivered by the Seller in accordance with the Underwriting Agreement among HFC, the Seller, the Subservicers and the Underwriters named therein (the "Underwriting Agreement"), and

                 5) the Seller shall have received the agreed purchase price for the Notes in accordance with the Underwriting Agreement,

the Series 1996-2 Participation will be fully paid and non-assessable, validly issued and will be entitled to the benefits of the Pooling and Servicing Agreement and the Series 1996-2 Supplement, and each Class of Notes will be fully paid and non-assessable, validly issued and outstanding and will be entitled to the benefits of the Indenture and will be the binding obligations of the Issuer.

I do not find it necessary for the purposes of this opinion, and accordingly do not purport to cover herein, the application of the

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August 14, 1996
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"Blue Sky" or securities laws of the various states to sales of the Series
1996-2 Participation or the Notes.

I hereby consent to the use of my name and my opinion in the Prospectus filed pursuant to Rule 430A or 424 of Regulation C of the Act, in connection with the Registration Statement, including any references to my opinions set forth in the documents incorporated by reference therein, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,




John W. Blenke
Vice President-Corporate Law

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